Exhibit 23.1

LARROWE & COMPANY, P.L.C.

Post Office Box 760

Cranberry Office Park

104 Cranberry Road

Galax, Virginia 24333

276-238-1800

Fax 276-238-1801

Independent Auditors’ Consent

We consent to the incorporation by reference in the Registration Statements of Waccamaw Bankshares, Inc. on Form S-8 of our report dated January 10, 2003, which appears in their December 31, 2002, Annual Report on From 10-KSB.

/s/    LARROWE & COMPANY, PLC

Galax, Virginia

July 23, 2003